Exhibit 4.2

For Ministry Use Only
À l'usage exclusif du ministère

Ontario Corporation Number
Numéro de la société en Ontario

5048445

Ministry of Government and Consumer Services
Ontario
Ministère des Services gouvernementaux et des Services aux consommateurs

CERTIFICAT
Ceci certifie que les présents statuts entrent en vigueur le

APRIL 06 AVRIL, 2021

Barbara Duckitt (17)
Director / Directrice
Business Corporations Act / Loi sur les sociétés par actions

Form 4
Business Corporations Act

Formule 4
Loi sur les sociétés par actions

ARTICLES OF AMALGAMATION
STATUTS DE FUSION

1. The name of the amalgamated corporation is: (Set out in BLOCK CAPITAL LETTERS)
Dénomination sociale de la société issue de la fusion: (Écrire en LETTRES MAJUSCULES SEULEMENT) :

MDA LTD.

2. The address of the registered office is:
Adresse du siège social :

9445 AIRPORT ROAD

Street & Number or R.R. Number & if Multi-Office Building give Room No. /
Rue et numéro ou numéro de la R.R. et, s'il s'agit d'un édifice à bureaux, numéro du bureau

BRAMPTON ONTARIO L6S0B6

Name of Municipality or Post Office /
Nom de la municipalité ou du bureau de poste

Postal Code/Code postal

3. Number of directors is:
Nombre d'administrateurs :

Fixed number / Nombre fixe	OR minimum and maximum / OU minimum et maximum	
	3	20

4. The director(s) is/are: / Administrateur(s) :

First name, middle names and surname Prénom, autres prénoms et nom de famille	Address for service, giving Street & No. or R.R. No., Municipality, Province, Country and Postal Code Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal	Resident Canadian State 'Yes' or 'No' Résident canadien Oui/Non
Andrew Lapham	135 Yorkville Avenue, 9th Floor Toronto, Ontario M5R 0C7	Yes
Michael Greenley	9445 Airport Road Brampton, Ontario Canada L6S 0B6.	Yes
John Risley	757 Bedford Highway Bedford, Nova Scotia Canada B4A 3Z7	Yes

07121 (201105)
© Queen's Printer for Ontario, 2011 / © Imprimeur de la Reine pour l'Ontario, 2011
Page 1 of/de 6

Annex / *Annexe*

4. The director(s) is/are:
   Administrateur(s) :

First name, middle names and surname *Prénom, autres prénoms et nom de famille*	Address for services, giving street & No. or R.R. No., Municipality, Province, Country and Postal code. *Domicile élu, y compris la rue et le numéro ou le numéro de la R.R., le nom de la municipalité, la province, le pays et le code postal*	Resident Canadian State 'Yes' or 'No' *Résident canadien Oui/Non*
James Balsillie	7992 Mill Road RR#4 Guelph / Eramosa, Ontario Canada N1H 6J1	Yes
Jill Smith	40 Hampshire Street West Newton, MA USA 02465	No
Jim Stavridis	24448 Moss Creek Lane Ponte Vedra Beach, FL USA 32082	No
Darren Farber	10122 River Road, Suite 205 Potomac, Maryland USA 20854	No
Anthony Pagano	146 The Kingsway Toronto, Ontario Canada M8X 2V3	Yes
Yaprak Baltacioglu	371 Lanark Avenue Ottawa, Ontario Canada K2A 0A4	Yes
Brendan Paddick	54 Fortune Bay Inlet, P.O. Box F-42498 Freeport, The Bahamas	No
Richard Florizone	14 Academy Crescent Waterloo, Ontario, Canada, N2L5H7	Yes

5. Method of amalgamation, check A or B
Méthode choisie pour la fusion – Cocher A ou B :

A - **Amalgamation Agreement / Convention de fusion :**

☒ The amalgamation agreement has been duly adopted by the shareholders of each of the amalgamating corporations as required by subsection 176 (4) of the *Business Corporations Act* on the date set out below.

Les actionnaires de chaque société qui fusionnne ont dûment adopté la convention de fusion conformément au paragraphe 176(4) de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

or
ou

B - **Amalgamation of a holding corporation and one or more of its subsidiaries or amalgamation of subsidiaries / Fusion d'une société mère avec une ou plusieurs de ses filiales ou fusion de filiales :**

☐ The amalgamation has been approved by the directors of each amalgamating corporation by a resolution as required by section 177 of the *Business Corporations Act* on the date set out below.

Les administrateurs de chaque société qui fusionne ont approuvé la fusion par voie de résolution conformément à l'article 177 de la *Loi sur les sociétés par actions* à la date mentionnée ci-dessous.

The articles of amalgamation in substance contain the provisions of the articles of incorporation of
Les statuts de fusion reprennent essentiellement les dispositions des statuts constitutifs de

____

and are more particularly set out in these articles.
et sont énoncés textuellement aux présents statuts.

Names of amalgamating corporations Dénomination sociale des sociétés qui fusionnent	Ontario Corporation Number Numéro de la société en Ontario	Date of Adoption/Approval Date d'adoption ou d'approbation Year / année — Month / mois — Day / jour
MDA LTD.	2758534	2021-04-06
2828330 ONTARIO INC.	2828330	2021-04-06

07121 (201105)
Page 2 of/de 6

6. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise.
Limites, s'il y a lieu, imposées aux activités commerciales ou aux pouvoirs de la société.

7. The classes and any maximum number of shares that the corporation is authorized to issue:
Catégories et nombre maximal, s'il y a lieu, d'actions que la société est autorisée à émettre :

07121 (201105)

Page 3 of/de 6

Droits, privilèges, restrictions et conditions, s'il y a lieu, rattachés à chaque catégorie d'actions et pouvoirs des administrateurs relatifs à chaque catégorie d'actions qui peut être émise en série :

Not applicable.

07121 (201105)

Page 4 of/de 6

9. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows:
L'émission, le transfert ou la propriété d'actions est/n'est pas restreint. Les restrictions, s'il y a lieu, sont les suivantes :

None.

10. Other provisions, (if any):
Autres dispositions, s'il y a lieu :

11. The statements required by subsection 178(2) of the *Business Corporations Act* are attached as Schedule "A".
Les déclarations exigées aux termes du paragraphe 178(2) de la *Loi sur les sociétés par actions* constituent l'annexe A.

12. A copy of the amalgamation agreement or directors' resolutions (as the case may be) is/are attached as Schedule "B".
Une copie de la convention de fusion ou les résolutions des administrateurs (selon le cas) constitue(nt) l'annexe B.

07121 (201105)

Page 5 of/de 6

These articles are signed in duplicate.
Les présents statuts sont signés en double exemplaire.

Name and **original signature** of a director or authorized signing officer of each of the amalgamating corporations. Include the name of each corporation, the signatories name and description of office (e.g. president, secretary). **Only a director or authorized signing officer can sign on behalf of the corporation. /** Nom et **signature originale** d'un administrateur ou d'un signataire autorisé de chaque société qui fusionne. Indiquer la dénomination sociale de chaque société, le nom du signataire et sa fonction (p. ex. : président, secrétaire). **Seul un administrateur ou un dirigeant habilité peut signer au nom de la société.**

MDA LTD.

Names of Corporations / Dénomination sociale des sociétés

By / ***Par***

Signature / Signature	Andrew Lapham Print name of signatory / Nom du signataire en lettres moulées	President Description of Office / Fonction

2828330 ONTARIO INC.

Names of Corporations / Dénomination sociale des sociétés

By / ***Par***

Signature / Signature	Andrew Lapham Print name of signatory / Nom du signataire en lettres moulées	President Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / Par

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / Par

Signature / Signature	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

Names of Corporations / Dénomination sociale des sociétés

By / ***Par***

Signature / ***Signature***	Print name of signatory / Nom du signataire en lettres moulées	Description of Office / Fonction

07121 (201105)

Page 6 of/de 6

SCHEDULE “A”

STATEMENT OF A DIRECTOR

OF

2828330 ONTARIO INC.

AND

MDA LTD.

PURSUANT TO SECTION 178(2) OF

THE BUSINESS CORPORATIONS ACT (ONTARIO)

I, Andrew Lapham. of the City of Toronto, in the Province of Ontario, state that:

1.	This Statement is made pursuant to Section 178(2) of the Business Corporations Act (Ontario).

2.	I am a Director of 2828330 Ontario Inc. and as such have knowledge of its affairs.

3.	I am a Director of MDA Ltd. and as such have knowledge of its affairs.

4.	The amalgamation of 2828330 Ontario Inc. and MDA Ltd. (the “Amalgamating Corporations”) has been approved.

5.	There are reasonable grounds for believing that:

(a)	each of the Amalgamating Corporations is, and the corporation resulting from the amalgamation of the Amalgamating Corporations (the “Amalgamated Corporation”) will be, able to pay its liabilities as they become due;

(b)	the realizable value of the Amalgamated Corporation’s assets will not be less than the aggregate of its liabilities and stated capital of all classes; and

(c)	no creditor will be prejudiced by the amalgamation.

DATED as of the 6th day of April, 2021.

/s/ Andrew Lapham
Andrew Lapham,
Director of 2828330 Ontario Inc.
and Director of MDA Ltd.

SCHEDULE “B”

AMALGAMATION AGREEMENT

THIS AGREEMENT is made as of the 6th day of April, 2021.

BETWEEN:
2828330 ONTARIO INC., a corporation incorporated under the laws of the Province of Ontario,

(“Newco”)

-and-

MDA LTD., a corporation incorporated under the laws of the Province of Ontario,

(“MDA”)

RECITALS:

A.	Each of the Amalgamating Corporations has agreed to amalgamate in accordance with the Act on the terms and conditions set out in this Agreement.

B.	The authorized share capital of Newco consists of an unlimited number of common shares of which 513,720,000 are issued and outstanding.

C.	The authorized share capital of MDA Consists of an unlimited number of common shares of which 518,290,223 are issued and outstanding.

NOW THEREFORE the Amalgamating Corporations hereby agree as follows:

ARTICLE I

DEFINITIONS AND RULES OF INTERPRETATION

1.1            Definitions

Throughout this Agreement, except as otherwise expressly provided, the following terms shall have the following corresponding meanings:

“Act” means the Business Corporations Act (Ontario).

“Agreement”, “this Agreement”, “the Agreement”, “hereof”, “herein”, “hereto”, “hereby”, “hereunder” and similar expressions mean this amalgamation agreement between the Amalgamating Corporations, including all schedules and all instruments amending or restating this Agreement. All references to “Articles”, “Sections” and “Schedules” mean and refer to the specified article, section and schedule of this Agreement.

“Amalgamating Corporations” means Newco and MDA.

“Business Day” means any day which is not a Saturday, a Sunday or a day observed as a statutory or civic holiday under the laws of the Province of Ontario or the federal laws of Canada applicable in the Province of Ontario, on which the principal Canadian chartered banks in the City of Toronto, Ontario are open for business.

“Certificate Date” means the date of the Certificate of Amalgamation.

“Certificate of Amalgamation” means the certificate of amalgamation to be dated April 6, 2021 issued pursuant to the Act.

“Corporation” means the corporation that will continue as a result of the amalgamation of the Amalgamating Corporations.

“Notice” shall have the meaning given to it in Section 4.2.

1.2            Rules of Interpretation

In this Agreement and the Schedules:

(a)	Time — Time is of the essence in and of this Agreement.

(b)	Calculation of Time — Unless otherwise specified, time periods within or following which act is to be done shall be calculated by excluding the day on which the period commences and including the day on which the period ends. Where the last day of any such time period is not a Business Day, such time period shall be extended to the next Business Day following the day on which it would otherwise end.

(c)	Business Days — Whenever any action to be taken pursuant to this Agreement would otherwise be required to be made on a day that is not a Business Day, such action shall be taken on the first Business Day following such day.

(d)	Currency — Unless otherwise specified, all references to amounts of money in this Agreement refer to the lawful currency of Canada.

(e)	Headings — The descriptive headings preceding Articles and Sections of this Agreement are inserted solely for convenience of reference and are not intended as complete or accurate descriptions of the content of such Articles or Sections. The division of this Agreement into Articles and Sections shall not affect the interpretation of this Agreement.

(f)	Including — Where the word “including” or “includes” is used in this Agreement, it means “including without limitation” or “includes without limitation”.

(g)	Plurals and Gender — The use of words in the singular or plural, or referring to a particular gender, shall not limit the scope or exclude the application of any provision of this Agreement to such persons or circumstances as the context otherwise permits.

(h)	Statutory References — Any reference to a statute shall mean the statute in force as at the date of this Agreement (together with all regulations promulgated thereunder), as the same may be amended, re-enacted, consolidated or replaced from time to time, and any successor statute thereto, unless otherwise expressly provided.

1.3            Applicable Law

This Agreement shall be construed in accordance with the laws of the Province of Ontario and the laws of Canada applicable therein and shall be treated, in all respects, as an Ontario contract.

ARTICLE II

AMALGAMATION

2.1            Effective Date

The Amalgamating Corporations agree to amalgamate effective on the Certificate Date in accordance with the provisions of the Act and to continue as one corporation on the terms and conditions of this Agreement.

2.2             Name

The name of the Corporation shall be MDA LTD.

2.3            Financial Year

The first financial year of the Corporation shall commence at the earliest possible moment on the Certificate Date.

2.4            Registered Office

The registered office of the Corporation shall be located at 9445 Airport Road, Brampton, Ontario, Canada L6S 0B6.

2.5            Board of Directors

(a)	The board of directors of the Corporation shall consist of a minimum of three and a maximum of twenty directors. The directors of the Corporation shall be the persons whose names, addresses and resident Canadian status are set out below:

Name	Address	Resident Canadian
Andrew Lapham	135 Yorkville Avenue, 9th Floor Toronto, Ontario Canada M5R 0C7	Yes
Michael Greenley	9445 Airport Road Brampton, Ontario Canada L6S 0B6.	Yes
James Balsillie	7992 Mill Road RR#4 Guelph / Eramosa, Ontario Canada N1H 6J1	Yes
Yaprak Baltacioglu	371 Lanark Avenue Ottawa, Ontario Canada K2A 0A4	Yes
Darren Farber	10122 River Road, Suite 205 Potomac, Maryland USA 20854	No
Brendan Paddick	54 Fortune Bay Inlet, P.O. Box F-42498 Freeport, The Bahamas	No
Anthony Pagano	146 The Kingsway Toronto, Ontario Canada M8X 2V3	Yes
John Risley	757 Bedford Highway Bedford, Nova Scotia Canada B4A 3Z7	Yes
Jill Smith	40 Hampshire Street West Newton, MA USA 02465	No
Jim Stavridis	24448 Moss Creek Lane Ponte Vedra Beach, FL USA 32082	No
Richard Florizone	14 Academy Crescent Waterloo, Ontario Canada N2L5H7	Yes

(b)	The directors shall hold office until the first annual meeting of the Corporation or until successors are elected or appointed. Subsequent directors of the Corporation shall be elected in accordance with the provisions of the Act and the by-laws of the Corporation.

2.6            Restrictions on Business of the Corporation

There shall be no restrictions on the business that the Corporation may carry on.

2.7            Other Provisions

The articles of the Company will be amended to provide for the requirement that: (i) a majority of the board of directors of the Company must be resident Canadians, and (ii) the head and registered office of the Company must be located in Canada.

2.8            Restrictions on Transfer of Securities

None.

2.9            By-Laws

The Corporation shall enact a new set of by-laws to govern the business and affairs of the Corporation. A copy of the proposed by-laws of the Corporation may be examined at 333 Bay Street, Suite 3400, Toronto, Ontario M5H 2S7 or the registered office of the Corporation.

ARTICLE III

SHARE CAPITAL OF THE CORPORATION

3.1            Authorized Share Capital of the Corporation

The authorized capital of the Corporation shall be an unlimited number of shares of one class, designated as Common Shares.

3.2            Issued Share Capital of the Corporation

(a)	Upon the amalgamation becoming effective, the issued capital of the Amalgamating Corporations shall be converted or cancelled as follows:

(i)	The 513,720,000 issued and outstanding common shares in the capital of Newco shall be converted into 85,620,000 common shares of the Corporation on the basis of 1 common share for every 6 common shares held in the capital of Newco; and

(ii)	The 518,290,223 issued and outstanding common shares in the capital of MDA shall be converted into 761,695 common shares of the Corporation on the basis of 1 common share for every 6 common shares held by each shareholder in the capital of MDA with the exception of the 513,720,000 common shares in the capital of MDA held by Newco. The 513,720,000 common shares held by Newco shall be cancelled without any repayment of capital in respect thereof and shall not be converted into shares of the Corporation in connection with the amalgamation.

(b)	The stated capital attributable to the common shares of the Corporation issuable pursuant to Section 3.2 on the conversion of shares of the Amalgamating Corporations shall be the aggregate stated capital attributable to the shares so converted into that class.

(c)	Upon the amalgamation becoming effective on the Certificate Date, the holders of issued shares of the Amalgamating Corporations, upon surrendering their certificates representing the issued shares of the Amalgamating Corporations, shall be entitled to receive certificates for shares of the Corporation in accordance with the provisions of this Agreement.

ARTICLE IV

GENERAL

4.1            Termination

This Agreement may be terminated by the directors of either of the Amalgamating Corporations at any time before the issuance of the Certificate of Amalgamation, notwithstanding the approval of the Amalgamation Agreement by the shareholders of each of the Amalgamating Corporations.

4.2            Notice

All notices, requests, demands or other communications required or permitted to be given by one Amalgamating Corporation to another under this Agreement (each, a “Notice”) shall be given in writing and delivered by personal delivery or delivery by recognized national courier, sent by facsimile transmission or delivered by registered mail, postage prepaid, or by electronic communication (including e-mail and Internet or intranet websites addressed as follows:

(a)	If to Newco:	9445 Airport Road
Brampton, ON L6S 0B6
		Attention:	Andrew Lapham, Director
		Email Address:	alapham@npcapital.com

(b)	If to MDA:	9445 Airport Road
Brampton, ON L6S 0B6
		Attention:	Andrew Lapham, Director
		Email Address:	alapham@npcapital.com

or at such other address or e-mail address at which the addressee may from time to time notify the addressor. Any Notice delivered by personal delivery or by courier to the Party to whom it is addressed as provided above shall be deemed to have been given and received on the day it is so delivered at such address. If such day is not a Business Day, or if the Notice is received after 4:00 p.m. (addressee’s local time), then the Notice shall be deemed to have been given and received on the next Business Day. Any Notice sent by prepaid registered mail shall be deemed to have been given and received on the fourth Business Day following the date of its mailing. Any Notice transmitted by facsimile shall be deemed to have been given and received on the day in which transmission is confirmed. If such day is not a Business Day or if the facsimile transmission is received after 4:00 p.m. (addressee’s local time), then the Notice shall be deemed to have been given and received on the first Business Day after its transmission. Attempted delivery of any Notice hereunder by electronic communication (including but not limited to email and Internet or intranet websites, but excluding facsimile transmission) shall not constitute delivery of such Notice for the purposes of this Agreement.

4.3            Waiver

Except as otherwise expressly set out herein, no waiver of any provision of this Agreement shall be binding unless it is in writing. No indulgence, forbearance or other accommodation by a party shall constitute a waiver of such party’s right to insist on performance in full and in a timely manner of all covenants in this Agreement or in any document delivered pursuant to this Agreement. Waiver of any provision shall not be deemed to waive the same provision thereafter, or any other provision of this Agreement at any time.

4.4            Further Assurances

The Amalgamating Corporations shall do all such things and provide all such reasonable assurances as may be required to consummate the transactions contemplated by this Agreement, and each of the Amalgamating Corporations shall provide such further documents or instruments required by the other Amalgamating Corporation as may be reasonably necessary or desirable to effect the purpose of this Agreement and carry out its provisions.

4.5            Execution by Electronic Transmission

The signature of either of the Amalgamating Corporations may be evidenced by a facsimile, scanned email or internet transmission copy of this Agreement bearing such signature.

4.6            Counterparts

This Agreement may be signed in one or more counterparts, each of which so signed shall be deemed to be an original, and such counterparts together shall constitute one and the same instrument. Notwithstanding the date of execution or transmission of any counterpart, each counterpart shall be deemed to have the effective date first written above.

[SIGNATURE PAGES TO IMMEDIATELY FOLLOW]

IN WITNESS WHEREOF the parties have duly executed this Agreement as of the date first written above.

2828330 ONTARIO INC.

Per:	/s/ Andrew Lapham
Andrew Lapham, Director

MDA LTD.

Per:	/s/ Andrew Lapham
Andrew Lapham, Director

Ministry of Public and
Business Service Delivery
Ministère des Services au public et
aux entreprises

Certificate of Amendment	Certificat de modification

Business Corporations Act	Loi sur les sociétés par actions

MDA SPACE LTD.

Corporation Name / Dénomination sociale

5048445

Ontario Corporation Number / Numéro de société de l’Ontario

This is to certify that these articles are effective on	La présente vise à attester que ces statuts entreront en vigueur le

May 09, 2024 / 09 mai 2024

Director / Directeur

Business Corporations Act / Loi sur les sociétés par actions

The Certificate of Amendment is not complete without the Articles of Amendment	Ce certificat de modification n’est pas complet s’il ne contient pas les statuts de modification
Certified a true copy of the record of the Ministry of Public and Business Service Delivery.	Copie certifiée conforme du dossier du ministère des Services au public et aux entreprises.

Director/Registrar	Directeur ou registrateur

BCA - Articles of Amendment - MDA SPACE LTD. - OCN:5048445 - May 09, 2024

Ministry of Public and
Business Service Delivery

Articles of Amendment

Business Corporations Act

Corporation Name (Date of Incorporation/Amalgamation)

MDA LTD. (April 06, 2021)

1. The name of the corporation is changed to:

MDA SPACE LTD.

2. The number of directors or the minimum/maximum number of directors are amended as follows:

Not amended

3. The articles are amended as follows:

A. Restrictions, if any, on business the corporation may carry on or on powers the corporation may exercise. If none, enter “None”:

Not amended

B. The classes and any maximum number of shares that the corporation is authorized to issue:

Not amended

C. Rights, privileges, restrictions and conditions (if any) attaching to each class of shares and directors’ authority with respect to any class of shares which may be issued in series. If there is only one class of shares, enter “Not Applicable”:

Not amended

The endorsed Articles of Amendment are not complete without the Certificate of Amendment.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 1 of 3

BCA - Articles of Amendment - MDA SPACE LTD. - OCN:5048445 - May 09, 2024

D. The issue, transfer or ownership of shares is/is not restricted and the restrictions (if any) are as follows. If none, enter “None”:

Not amended

E. Other provisions:

Not amended

4. The amendment has been duly authorized as required by sections 168 and 170 (as applicable) of the Business Corporations Act.

5. The resolution authorizing the amendment was approved by the shareholders/directors (as applicable) of the corporation on:

April 23, 2024

The articles have been properly executed by the required person(s).

The endorsed Articles of Amendment are not complete without the Certificate of Amendment.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 2 of 3

BCA - Articles of Amendment - MDA SPACE LTD. - OCN:5048445 - May 09, 2024

Supporting Information - Nuans Report Information
Nuans Report Reference #	122219472
Nuans Report Date	May 06, 2024

The endorsed Articles of Amendment are not complete without the Certificate of Amendment.

Certified a true copy of the record of the Ministry of Public and Business Service Delivery.

Director/Registrar, Ministry of Public and Business Service Delivery	Page 3 of 3